UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2010

MMR INFORMATION SYSTEMS, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

468 NORTH CAMDEN DRIVE, 2nd FLOOR BEVERLY HILLS, CA		90210
(Address of Principal Executive Offices)		(Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On January 26, 2010, MMR Information Systems, Inc. (the "Company") and Ingrid Safranek, the Company's Vice President, Finance and Chief Financial Officer, entered into an employment agreement (the "Employment Agreement") to govern the terms of her employment with the Company and with MyMedicalRecords, Inc., a Delaware corporation and a wholly-owned subsidiary (the "Subsidiary").

Pursuant to the terms of the Employment Agreement, Ms. Safranek will be paid an annual base salary of $105,000 for her role as the Vice President, Finance and Chief Financial Officer of the Company and the Subsidiary. In addition to her base salary, Dr. Young can earn an incentive bonus based upon a subjective review of her performance by the Company's Compensation Committee. In the course of finalizing the negotiation of her employment terms, the Board also cancelled her previous option to purchase 500,000 shares of the Company's common stock (the "Common Stock") previously granted to her on December 17, 2009 at a per share exercise price of $0.08, and granted her a new option on January 21, 2010 of 600,000 shares of Common Stock at an exercise price of $0.105, which was equal to the closing price of the Common Stock on the date of the grant. The options vest annually in two equal installments from the date of the grant, and expire ten years following the date of the grant.

The Employment Agreement also contains severance terms that would provide certain benefits upon a termination of Ms. Safranek's employment without cause. The Employment Agreement provides that in the event of a termination of employment without cause, Ms. Safranek would continue to receive her monthly base salary for two (2) months, if such termination occurs within the first year of employment; for six (6) months, if such termination occurs between the first year and the last day of the second year of employment; and for twelve (12) months, if such termination occurs after the last day of the second year of employment. If Ms. Safranek's employment is terminated for cause, then the Company is not required to continue to pay Ms. Safranek's monthly base salary.

The preceding discussion of the material terms of Ms. Safranek's Employment Agreement is qualified in its entirety by reference to the entire text of the Employment Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 3.02    Unregistered Sales of Equity Securities.

Pursuant to Item 3.02 of Form 8-K, the Company is required to file a Form 8-K to report particular information related to unregistered sales of its Common Stock, if the aggregate number of such shares sold since the filing of our last Quarterly Report on Form 10-Q is equal to or greater than 5% of the outstanding Common Stock.

On January 21, 2010, the aggregate number of shares of Common Stock sold in unregistered transactions by the Company exceeded the aforementioned 5% threshold. The following is a description of all sales of unregistered shares of Common Stock by the Company since November 27, 2009, which was the filing date of the Company's last Item 3.02 of Form 8-K, the aggregate number of which exceeds the 5% threshold:

January 21, 2010

On January 21, 2010, the Board approved the granting of 1,000,000 shares of restricted Common Stock to Alexian Brothers Health Network's ("Alexian") building and capital fund. The Board also unanimously approved a contribution to Alexian's building and capital fund of two warrants: (a) an immediate grant of a warrant to acquire up to 500,000 shares of Common Stock, exercisable at any time on or before December 31, 2011, with an exercise price of twenty-five cents ($.25) per share payable in cash or through a cashless exercise at the option of the holder and (b) an immediate grant of a warrant to acquire up to 500,000 shares of Common Stock, exercisable at any time on or before December 31, 2013, with an exercise price of thirty five cents ($.35) per share payable in cash or through a cashless exercise at the option of the holder.

January 6, 2010

On January 6, 2010, the Company entered into a Note and Warrant Subscription Agreement (the "Note Agreement") with David T. Loftus (the "Purchaser"). Pursuant to the terms of the Note Agreement, the Purchaser purchased a convertible note in the amount of $200,000 (the "Note"). The Note carries an annual interest rate of 12%. The Notes are convertible at the option of each Purchaser into a number of shares of Common Stock, par value $0.001 per share (the "Shares"), equal to the product of eighty percent (80%) multiplied by the arithmetic average of the dollar volume-weighted average price ("VWAP") of the Shares for the ten (10) consecutive trading days ending on the day that is three (3) trading days prior to the applicable conversion date.

In addition to the Note, the Purchaser received a warrant to purchase initially up to 1,400,000 Shares, at a per share price equal to the lesser of (i) the product of fifty percent (50%) multiplied by the arithmetic average of the VWAP of the Shares for the ten (10) consecutive trading days ending on the day that is three (3) trading days prior to the applicable exercise date, or (ii) $0.15, whichever is less (the "Warrants"). The Warrant expires on January 6, 2013.

January 6, 2010

On January 6, 2010, the Company granted to DMM, Inc. 1,388,889 shares of Common Stock as consideration for ongoing support in Japan as a strategic partner and as part of the final documentation for the termination of the Company's joint venture with an investor to establish an entity to market and sell the Company's services in the countries of Japan, China, Korea, Taiwan and Thailand, which was previously disclosed in the Company's Quarterly Report on Form 10-Q, filed on November 16, 2009 .

January 4, 2010

On January 4, 2010, the Company issued to Jack Zwissig an option to purchase up to 60,976 shares of Common Stock at a price per share value of $0.10, in consideration for services rendered to the Company.

December 31, 2009

On December 31, 2009, the Company issued to Jeff Holtmeier an option to purchase up to 250,000 shares of Common Stock at a price per share value of $0.08, in consideration for services rendered to the Company in China.

December 1, 2009

On December 1, 2009, the Company issued to Mr. Zwissig an option to purchase up to 39,683 shares of Common Stock at a price per share value of $0.08, in consideration for services rendered to the Company.

All securities referenced above were issued in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and the rules promulgated thereunder, and the certificates representing the securities shall bear legends to that effect.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 21, 2010, the Board, based on the recommendation of the Compensation Committee, approved the grant of an option to purchase up to 458,145 shares of the Company's common stock to Naj Allana, the Company's Executive Vice President, Technology & Product Development, at an exercise price of $0.105, which was equal to the Company's closing stock price on the date of the grant.

Also on January 21, 2010, the Board approved the acceleration of options to purchase up to 3,000,000 shares of the Company's common stock that were issued to Mr. Lorsch on January 27, 2009, in connection with Mr. Lorsch's employment agreement. The accelerated options remain at their previously granted exercise price of $0.13 per share.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, by and between MMR Information Systems, Inc. and Ingrid Safranek, dated January 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 27, 2010	MMR INFORMATION SYSTEMS, INC. By: /s/ ROBERT H. LORSCH Name: Robert H. Lorsch Title: Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, by and between MMR Information Systems, Inc. and Ingrid Safranek, dated January 26, 2010. PDF as a courtesy